EXHIBIT 10.5

[Innodata Isogen Letterhead]


Re: ______ stock options granted under the Company's ____ Stock Option Plan on ______ with a strike price of $_____.

Dear ___________:

This is to confirm that on May 16, 2005 the Company and you agreed as follows:

      1. The expiration date of the above referenced options is as set forth in the table below.
                 Quantity            Expiration Date




      2.    The strike price of the above referenced options is $2.59.
      3. In addition to any other restriction on exercise, sale, pledge or other disposition under any other provision of the Stock Option Plan or option agreement that relate to these options (including, without limitation, the limited period of permitted exercises following death or other termination of employment, and to taxes, withholding and disposition of stock set forth in the option agreement which shall expressly continue to apply with regard to the above referenced options), you shall not until the Lockup Expiration Date (as hereinafter defined) sell, pledge or otherwise dispose of any shares that you at any time acquired or will acquire on exercise of these options. The "Lockup Expiration Date" is the earlier to occur of (i) May 16, 2007; (ii) the first day on which the closing market price for the Company's stock is at least $5.00 per share for ten
            (10) consecutive trading days; or (iii) the termination of your employment / directorship with the Company either (A) by the Company, for reasons other than "for cause"; or (B) by you, upon mutual agreement between you and the Company.
      4. Until the Lockup Expiration Date certificates for the shares that will be issued to you upon exercise of these options will be endorsed with the following restrictive legend, in addition to any other restrictive legend necessary pursuant to applicable securities law, or otherwise: "The sale, pledge or other disposition of these shares is restricted as set forth in an instrument between the stockholder and the Company, a copy of which is on file at the offices of the Company."

Sincerely,

Innodata Isogen, Inc.


By:
   ---------------------------

Acknowledged and Agreed

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